UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2010 (March 16, 2010)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On March 16, 2010, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in a mixed-use development located in the Tysons Corner area of McLean, Virginia commonly known as the Lofts at Park Crest (“Park Crest”) through Behringer Harvard Park Crest, LLC, a wholly owned subsidiary of Behringer Harvard Multifamily OP I LP, our operating partnership, from an unaffiliated seller, Park Crest Building 5 Associates, LLC, a Virginia limited liability company.

Park Crest is a 131-unit multifamily community with approximately 66,600 square feet of retail space currently occupied by a Harris Teeter grocery store.  Park Crest also has amenities including, but not limited to, a fitness center, a business center and a pool and sun terrace.  Park Crest, which was completed in 2008, has an average unit size of 1,047 square feet.

The lease with Harris Teeter, Inc., a North Carolina corporation, commenced on August 1, 2008, with an initial term of 20 years expiring July 31, 2028.  The lease automatically extends for four successive extension terms of five years each, unless the tenant gives 12 months prior notice of its election not to extend beyond the then-current initial or extension term.  The monthly minimum rent is $174,827.62 for the initial term, with annual percentage rent calculated at 2% of the amount, if any, by which the tenant’s annual gross sales exceeds the breakpoint, which breakpoint is defined as the annual minimum rent divided by 2%.

The purchase price for Park Crest was approximately $68.125 million, excluding closing costs.  We funded the purchase price with proceeds from our initial public offering.  We may later place mortgage debt on the community.

Item 7.01               Regulation FD Disclosure.

On March 19, 2010, we issued a press release announcing the Lofts at Park Crest acquisition described in Item 2.01 of this Report.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release, dated March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: March 19, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 19, 2010.